UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

000- 28741
(Commission File No.)

AUCXIS CORP.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

n/a
(I.R.S. Employer Identification No.)

Suite 500 – 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 3P6 Tel: (604) 639-3109
(Address, including zip code, and telephone number of registrant’s principal executive offices)

ITEM 4.01     Changes in Registrant’s Certifying Accountant

Previous Independent Auditor

On December 8, 2005, Aucxis Corp. dismissed Manning Elliott Chartered Accountants LLP (“Manning Elliott”), which had previously served as independent accountants for Aucxis Corp. Manning Elliott’s reports on our financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants has been approved by our board of directors.

For the fiscal years ended December 31, 2004 and December 31, 2003, and up to December 8, 2005 there has been no disagreement between us and Manning Elliott on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

New Independent Auditor

We have engaged Dale Matheson Carr-Hilton Labonte, Chartered Accountants of Vancouver, British Columbia as our new independent accountants. We have not consulted with Dale Matheson Carr-Hilton Labonte regarding the application of accounting principles, the type of audit opinion that might be rendered by Dale Matheson Carr-Hilton Labonte or any other matter that was the subject of a disagreement between us and Manning Elliott.

ITEM 9.01     Financial Statements and Exhibits

c)	Exhibits	Document Description

	99.1	Letter dated January 11, 2006 from Manning Elliott to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it’s behalf by the undersigned hereunto duly authorized.

AUCXIS CORP.

By: /s/ Dennis Petke
Dennis Petke, CFO

Date: January 16, 2006